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                         THRIFTY PAYLESS HOLDINGS, INC.
                         DEFERRED COMPENSATION PLAN FOR
                            NON-MANAGEMENT DIRECTORS

                           (Effective: March 19, 1996)


1.   GENERAL PROVISIONS

     1.1  PURPOSE OF PLAN

          The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by providing a deferred compensation program to attract and retain qualified non-management directors who have made or will make important contributions to the success of the Company.

     1.2  DEFINITIONS

          (a) "Acquiring Person" means any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) who is or becomes the beneficial owner, directly or indirectly, of shares representing 20% or more of the outstanding Stock.

          (b) "Affiliate" or "Associate" shall have the meanings set forth as of March 19, 1996, in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) "Beneficiary" means the person or persons (including legal entitles) who have been designated in accordance with Section 3.2 hereof to receive benefits under this Plan following a Participant's death.

          (d) "Board" means the Board of Directors of Thrifty PayLess Holdings, Inc.

          (e) "Change in Control" shall be deemed to occur (i) on the first date on which any Person or group (as such term is used in Section 13(d)(3) and 14(d)(2) of the Exchange Act) (other than the Principals and their Related Parties) either (a) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
               Act) of more than 50% of the voting power of the voting stock of the Company and by reason thereof such Person or group is entitled to elect a majority of the members of the Board of Directors of the Company or (b) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of


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               Directors of the Company or (ii) upon the occurrence of a change in the composition of the Board of Directors of the Company such that a majority of the members of such Board of Directors are not Continuing Directors; PROVIDED, HOWEVER, that in the case of either clause (i) or clause (ii), a Change in Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors.

          (f) "Company" means Thrifty PayLess Holdings, Inc. and its subsidiaries.

          (g) "Compensation" means all or any part of any cash or other consideration to be paid to a Director by the Company as directors' fees or retainers.

          (h) "Continuing Director" means any member of the Board while such person is a member of the Board, who is not an Affiliate or Associate of an Acquiring Person or of any such Acquiring Person's Affiliates or Associates and was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (i) "Date of Crediting" means, with respect to any Compensation deferred pursuant to the Plan, the date when such Compensation would be payable to a Participant.

          (j)  "Director" means any member of the Board.

          (k) "Market Value" means, in the case of Stock, the average of the closing prices of the Stock as reported by the New York Stock Exchange - Composite Transactions during the ten (10) trading days immediately preceding the date in question, or, if the Stock is not quoted on such composite tape or if such Stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the Stock is listed, or if the Stock is not listed on any such exchange, the average of the closing bid quotations with respect to a share of the Stock during the ten (10) days immediately preceding the date in question on the NASDAQ Stock Market National Market System or any system then in use, or if no


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               such quotations are available, the fair market value on the date in question of share of the Stock as determined by a majority of the Continuing Directors in good faith.

          (l) "Non-Management Director" means any Director who is not an officer or employee of the Company. A Director shall not be considered an employee solely by reason of serving as Chairman of the Board.

          (m)  "Participant" means any Director who participates in the Plan.

          (n) "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          (o) "Plan" means the Deferred Compensation Plan for Non-Management Directors.

          (p) "Principal" means Green Equity Investors, L.P. or Kmart Corporation, a Michigan corporation.

          (q) "Related Party" means (x) with respect to any Principal (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or any Related Party of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons individually holding 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause and (y) with respect to Green Equity Investors, L.P. only, in addition to the foregoing, any partnership of which Leonard Green & Partners, L.P. is the sole general partner.

          (r) "Stock" means the Company's Class B Common Stock, par value $.01 per share ("Common Stock"), or any such other security outstanding upon the reclassification of the Company's Common Stock, including, without limitation, any Stock split-up, Stock dividend, or other distributions of stock in respect of Stock, or any reverse Stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any subsidiary or affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.

          (s)  "Year" means calendar year unless otherwise specified.


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     1.3  ELIGIBILITY AND PARTICIPATION

          To be eligible to participate in the Plan, an individual must:

          (a)  meet the definition of a Non-Management Director, and

          (b)  be entitled to Compensation.

          An eligible Director becomes a Participant in this Plan upon the effective date of an agreement executed by the parties pursuant to
          Section 2.1(c).

     1.4  ADMINISTRATION OF THE PLAN

          The Board shall administer the Plan and, in connection therewith shall have full power and sole discretion to impose on any deferral any terms and conditions in addition to those set forth in the Plan; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan. A majority of the Board, consisting of all Board members except the individual member who is being considered, shall have full power and sole discretion to determine whether a Director is eligible to participate in the Plan.

     1.5  POWER TO AMEND

          The power to amend, modify or terminate this Plan at any time is reserved to the Board except that no amendment, modification or termination which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of Compensation deferred prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.

2.   DEFERRAL OPTION

     2.1  TERMS AND CONDITIONS

          (a) DEFERRAL OPTION AVAILABLE - The option for deferral of Compensation offered under this Plan shall consist of the Equity Option and such other options as the Board may from time to time determine. Prior to commencement of directorships, or with respect to existing Directors, prior to commencement of a new term as a Director, an eligible Director may request in writing that the Board approve a deferral either into or under any single deferral option provided


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               under this Plan, or any combination thereof. In the event that
               Directors shall be elected to serve for terms of more than one year, an eligible Director may request, prior to each anniversary date of his or her election, that the Company agree to defer his or her compensation for the next succeeding year.

          (b) SOURCE OF TERMS AND CONDITIONS - Any deferral under the Plan shall be subject to the provisions of the Plan, any other conditions imposed by law, and the terms of any award of compensation. Approval of a deferral of Compensation shall in no event constitute a waiver by the Company of any conditions to the receipt of such Compensation.

          (c) WRITTEN AGREEMENT - Every deferral made under this Plan shall be made pursuant to a written agreement signed by the Participant and the Company. Any modifications or amendments to such agreement shall also be in writing signed by the parties. In the event of any conflict or inconsistency between the terms of such written agreement and the terms of the Plan, such written agreement shall control.

     2.2  EQUITY OPTION

          (a) STOCK EQUIVALENTS - Upon execution of a written agreement pursuant to Section 2.1 (c) above, a "Deferred Stock Equivalent Account" shall be established in the Participant's name. Stock equivalents and fractions thereof shall be credited to such Deferred Stock Equivalent Account in an amount determined by dividing the amount of Compensation to be deferred under this option by the Market Value of the Stock on the Date of Crediting.

          (b) COMPANY MATCHING DEFERRAL - Upon a deferral into the Equity Option and the associated crediting of Stock equivalents to a Participant's Deferred Stock Equivalent Account, the Company shall credit such Deferred Stock Equivalent Account, on the same Date of Crediting, with additional Stock equivalents equal to 25% of the Compensation deferred into such Deferred Stock Equivalent Account divided by the Market Value of the Stock on the Date of Crediting. Such additionally credited Stock equivalents, and all dividend equivalents associated therewith, are hereinafter referred to as "Company Matching Deferrals."

          (c) TIME OF CREDITING - Deferrals in Stock equivalents shall be credited to a Participant's Deferred Stock Equivalent Account on the Date of Crediting.


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          (d)  DIVIDEND EQUIVALENTS - To the extent dividends on the Stock are paid, dividend equivalents and fractions thereof on the Stock equivalents and fractions thereof in a Participant's Deferred Stock Equivalent Account shall be awarded, converted to additional Stock Equivalents and credited to the Deferred Stock Equivalent Account as of the dividend payment dates. The number of Stock equivalents to be credited as of each such date shall be determined by dividing the amount of the dividend equivalent by the Market Value of the Stock on the dividend payment date. The Participant's Deferred Stock equivalent Account shall continue to earn such dividend equivalents until the time of a Participant's termination or the effective date of the commencement of total and permanent disability.

          (e) FORM OF DISTRIBUTION - Distributions under this Option, including distributions of Company Matching Deferrals, shall be in cash. The amount of cash to be distributed shall be the number of whole and/or fractional Stock equivalents in each Deferred Stock Equivalent Account multiplied by the Market Value on the date of the Participant's termination or the effective date of the determination of total and permanent disability, with interest accruing, at the rate described in Section 2.3(a) hereof, from such date of termination or determination of total and permanent disability until the time of distribution.

          (f) CHANGE IN CONTROL - Upon a Change in Control, deferrals into the Equity Option will no longer be permitted and each Deferred Stock Equivalent Account shall be immediately converted into a Deferred Cash Account established pursuant to Section 2.3(a) hereof. The amount of cash to be credited to each such Deferred Cash Account shall be equal to the number of whole and/or fractional Stock equivalents in each Deferred Stock Equivalent Account multiplied by the Market Value as of the Change in Control. Each Participant whose Deferred Stock Equivalent Account is hereby converted to a Deferred Cash Account shall have the right, at his or her sole discretion, to convert such Deferred Cash Account into any other deferral option which may thereafter be established pursuant to the Plan or any other deferred compensation plan established by the Company or any successor.

     2.3  DEFERRED CASH ACCOUNT

          (a) Upon a Change in Control, a "Deferred Cash Account" shall be established in the Participant's name. The amount of Compensation being deferred will be credited to this account on the Date of Crediting. Interest equivalents on amounts deferred shall be calculated annually as of December 31 of each year for the


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               period from the Date of Crediting until December 31, or if such period is greater than one year, for the one-year period commencing with the previous January 1. Such equivalents shall be based on the average of the daily close of business prime rates for the 365 days of such year, with respect to amounts credited prior to such year, or, with respect to amounts credited during such year, for the number of days from the Date of Crediting. The daily close of business prime rates shall be as established by Citibank, N.A., New York Branch or such other bank as may be designated by the Board. At distribution, interest equivalents shall be similarly calculated on amounts in the Deferred Cash Account based on average daily prime rates from the preceding January 1, or, if later, the Date of Crediting, through the date of distribution, and added to the total to be distributed. The crediting of interest equivalents to the Participant's Deferred Cash Account shall continue until the balance in such account is fully distributed.

          (b) TIME OF CREDITING - The interest equivalents calculated each December 31 shall be credited to a Participant's Deferred Cash Account on January 1 of the next Year. Prior to distribution to a Participant pursuant to Section 3.1 hereof, interest equivalents calculated as described above shall be credited to such Participant's Deferred Cash Account.

          (c)  FORM OF DISTRIBUTION - Distributions shall be in cash.

3.   OTHER GOVERNING PROVISIONS

     3.1  TIME OF DISTRIBUTION TO PARTICIPANT


          All amounts due to the Participant shall be payable on the 60th day following the Participant's termination. Distributions to Participants found to be totally and permanently disabled shall be on the 60th day following the determination of such disability. No amounts shall be payable to a Participant prior to such Participant's termination or total and permanent disability.

     3.2  DISTRIBUTION UPON DEATH

          In the event of the Participant's death, all amounts due under this Option shall be paid to the Beneficiary; but if none is designated then benefits shall be paid to the Participant's estate or as provided by law. Distribution in full shall be made in a lump sum on the 60th day following the Participant's death.


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     3.3  COMPANY'S OBLIGATIONS UNFUNDED

          All benefits due a Participant or a Beneficiary under this Plan are unfunded and unsecured and are payable out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Employee Retirement Income Security Act, as amended. Such trust shall make distributions in accordance with the terms of the Plan.

     3.4  BENEFICIARY DESIGNATION

          A Participant may file with the Secretary of the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Board may from time to time prescribe) to receive, following the death of the Participant, benefits payable under any option of the Plan. The Board reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of a beneficiary and any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; PROVIDED, HOWEVER, that if the Board shall be in doubt as to the right of such beneficiary to receive any benefits under the Plan, the Board may determine to recognize only the rights of the legal representative of the Participant, in which case the Company, the Board and the members thereof shall not be under any further liability to anyone.

     3.5  HARDSHIP WITHDRAWALS

          The Board in its sole and absolute discretion may permit withdrawal by a Participant of any amount from his or her accounts, if the Board determines, in its discretion, that such funds are needed due to serious and immediate financial hardship from an unforeseeable emergency. Serious and immediate financial hardship to the Participant must result from a sudden and unexpected illness or accident of the Participant or a dependent, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant. A distribution based upon such financial hardship cannot exceed the amount necessary to meet such immediate financial need. In addition, the Board may impose suspensions or other penalties as a condition to such withdrawals.


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     3.6  TRANSFERABILITY OF BENEFITS

          The right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, will or pursuant to the laws of descent and distribution.

     3.7  ADDRESS OF PARTICIPANT OR BENEFICIARY

          A Participant shall keep the Company apprised of his or her current address and that of any Beneficiary at all times during his or her participation in the Plan. At the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Company apprised of his or her current address until the entire amount to be distributed to him or her has been paid.

     3.8  TAXES

          Any taxes required to be withheld under applicable federal, state or local tax laws or regulations may be withheld from any payment due hereunder.


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